Exhibit 3.2

EQUITRANS MIDSTREAM CORPORATION

~~Fourth~~FIFTH AMENDED AND RESTATED BYLAWS

(Amended through ~~April 26~~December 13, 2022)

ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1.01         All meetings of the shareholders shall be held at the principal office of the Company or such other places, either within or without the Commonwealth of Pennsylvania, including by means of Internet or other electronic communications technology, as the Board of Directors may from time to time determine.

Section 1.02         An annual meeting of shareholders shall be held in each calendar year at such time and place, including by means of Internet or other electronic communications technology, as the Board of Directors shall determine. If the annual meeting shall not be called and held during such calendar year, any shareholder may call such meeting at any time thereafter.

Section 1.03         Each person elected as a director of the Company, whether to succeed a person whose term of office as a director has expired (including the expiration of such person’s term) or to fill any vacancy, shall be elected for a term expiring at the next annual meeting. Notwithstanding the foregoing, each director elected shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

All elections of directors shall be conducted by one (1) or more Judges of Election, who need not be shareholders, appointed by the Board of Directors. If any such appointee or appointees are not present, the vacancy shall be filled by the presiding officer of the meeting. The Chair of the Board shall preside and the Secretary shall take the minutes at all meetings of the shareholders. In the absence of the Chair of the Board, the Chief Executive Officer shall preside. In the absence of both, the presiding officer shall be the Lead Independent Director or such other presiding officer as may be designated by the Board of Directors or, if not so designated, by the shareholders of the Company, and if the Secretary is unable to do so, the presiding officer shall designate any person to take the minutes of the meeting.

Section 1.04         The presence, in person or by proxy, of the holders of a majority of the voting power of all shareholders shall constitute a quorum except as otherwise provided by law or by the Second Amended and Restated Articles of Incorporation of the Company (as amended from time to time, the “Restated Articles”). If a meeting is not organized because a quorum is not present, the shareholders present may adjourn the meeting to such time and place as they may determine, except that any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each, as may be directed by a majority of the voting stock present.

Section 1.05         Shareholders entitled to vote on any matter shall be entitled to one (1) vote for each share of capital stock standing in their respective names upon the books of the Company to be voted by the shareholder in person or by his or her duly authorized proxy or attorney. The validity of every unrevoked proxy shall cease eleven (11) months after the date of its execution unless some other definite period of validity shall be expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three (3) years from the date of its execution. All questions shall be decided by the affirmative vote of a majority of the shares cast (excluding abstentions) and entitled to vote on the matter, unless otherwise expressly provided by law, the Restated Articles or these Bylaws.

Section 1.06         Special meetings of shareholders may be called by the Board of Directors or by the Chief Executive Officer.

Section 1.07         Notice of the annual meeting and of all special meetings of shareholders shall be given by sending a written or printed notice thereof by mail or, to the extent permitted by applicable law, electronic transmission, specifying the place, including by means of Internet or other electronic communications technology, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted, to each shareholder at the address appearing on the books of the Company, or the address supplied by such shareholder to the Company for the purpose of notice, at least five (5) days before the day named for the meeting, unless such shareholders shall waive notice or be in attendance at the meeting.

Section 1.08         (a)  At any annual meeting of shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting, by or at the direction of the Board of Directors, (iii) otherwise properly requested to be brought before the annual meeting by a shareholder of the Company in accordance with Sections 1.08 and 1.09 of these Bylaws, or (iv) with respect to a nomination at an annual meeting of shareholders of a Shareholder Nominee by an Eligible Shareholder, in accordance with Section 1.11 of these Bylaws (each such capitalized term as defined in Section 1.11, and such nominations, “Proxy Access Nominations”), in accordance with such Section. For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a shareholder to be brought before an annual meeting, a shareholder must (i) be a shareholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting or, with respect to Proxy Access Nominations, qualify as an Eligible Shareholder pursuant to Section 1.11 of these Bylaws and otherwise comply with such Section, (ii) be entitled to vote at such annual meeting, and (iii) comply with the procedures set forth in these Bylaws as to such business or nomination. The immediately preceding sentence (and, as applicable, Section 1.11 of these Bylaws with respect to Proxy Access Nominations) shall be the exclusive means for a shareholder to make nominations for election to the Board of Directors or to bring other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Company’s notice of meeting) before an annual meeting of shareholders. Subject to Section 1.11 of these Bylaws with respect to Proxy Access Nominations and subject to Rule 14a-8 under the Exchange Act with respect to qualifying shareholder proposals submitted thereunder, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have ~~disseminated or~~ described in the Company’s proxy statement any nomination of a director or directors or any other business proposal (except for the requirement under Rule 14a-19 of the Exchange Act that requires the proxy statement to include a statement directing shareholders to refer to the other soliciting person’s proxy statement for information with regard to such person’s nominees).

(b)  At any special meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Company’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Company’s notice of meeting (or any supplements thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the special meeting by or at the direction of the Board of Directors.

(c)  Except as otherwise provided by law, the Restated Articles or these Bylaws, the presiding officer of a shareholders’ meeting shall have the power to determine whether a proposed nomination for election to the Board of Directors or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

Section 1.09         (a)  For any nomination or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.08(a)(iii) of these Bylaws, the shareholder must have given timely written notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation, agreement and majority voting-related conditional resignation required by Section 1.10 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. For the avoidance of doubt, Proxy Access Nominations pursuant to Section 1.08(a)(iv) are governed by the timing, notice and other provisions set forth in Section 1.11 of these Bylaws.

To be timely, a shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred and twentieth (120th) day, and not later than the close of business on the ninetieth (90th) day, prior to the first anniversary of the preceding year’s annual meeting of the Company; provided, however, that if the Company changes the date of its annual meeting by more than thirty (30) days from the anniversary date of the prior year’s annual meeting, then to be timely such notice must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the later of (i) the close of business on the ninetieth (90th) day prior to such annual meeting or (ii) the close of business on the tenth (10th) day following the date of the Company’s Public Announcement (as defined below) of such annual meeting. In no event shall any adjournment or postponement of an annual meeting, or the Public Announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Company no later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or under any other provision of the Bylaws or enable or be deemed to permit a shareholder who has previously submitted notice hereunder, or under any other provision of the Bylaws, to amend or update any proposal or to submit any new proposal, including without limitation by changing or adding nominees (except as may be permissible pursuant to Rule 14a-19), matters, business and/or resolutions proposed to be brought before a meeting of the shareholders.

(b)  (i)  To be in proper form, a shareholder’s notice to the Secretary must include the following, as applicable:

(A)  as to each Proposing Person (as defined below), a shareholder’s notice must set forth: (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records), (2)(a) the class or series and number of shares of the Company which are, directly or indirectly, beneficially owned (as defined below) or owned of record by such Proposing Person and whether such person has sole beneficial ownership of such shares (and if not solely beneficially owned, a description of such person’s beneficial ownership in such shares), (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to, or with a value derived in whole or in part from the value (or change in value) of, any class or series of shares of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard of whether any Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person, (c) any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has a right to vote any class or series of shares of any security of the Company, (d) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, or reduce the economic risk of ownership of any class or series of the shares of the Company by, or manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, “Short Interests”), (e) any rights to dividends on the shares of the Company beneficially owned by such Proposing Person that are separated or separable from the underlying shares of the Company, (f) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (g) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such Proposing Person’s immediate family sharing the same household, (h) any equity interests or any Derivative Instruments or Short Interests in any competitor of the Company or any affiliate thereof held by such Proposing Person, and (i) any direct or indirect interest of such Proposing Person in any contract with the Company, any affiliate of the Company or any competitor of the Company (including, in any such case, without limitation any employment agreement, collective bargaining agreement, commercial contract, or consulting agreement), (3) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (4) any other information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Proposing Person.

(B)  If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth: (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration), (3) any material interest of the Proposing Person in the business being proposed by such Proposing Person (whether by holdings of securities, by virtue of being a creditor or contractual counterparty of the Company or of a third party, or otherwise), and (4) a description of all agreements, arrangements and understandings between such Proposing Person, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Proposing Person.

(C)  As to each person, if any, whom the shareholder proposes (including on behalf of any Proposing Person) to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth: (1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee in ~~the~~a proxy statement ~~as a nominee~~and accompanying proxy card relating to the meeting at which directors are to be elected and to serving as a director if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee and his or her respective affiliates and associates, ~~or~~and others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

(D)  With respect to each person, if any, whom the shareholder proposes (including on behalf of a Proposing Person) to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraphs (A) and (C) above, also include a completed and signed questionnaire, representation, agreement and majority voting-related conditional resignation required by Section 1.10 of these Bylaws. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. In addition, the Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make themselves available for any such interviews within ten (10) days following the date of any reasonable request therefor from the Board of Directors or any committee thereof.

(ii)  For purposes of these Bylaws, (A) “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; (B) the term “Proposing Person” shall mean (1) the shareholder providing the notice of nomination or business proposed to be brought before an annual meeting, (2) if the shareholder providing the notice of nomination or business proposed to be brought before an annual meeting is not the sole beneficial owner of all of the shares of the Company’s Common Stock or Preferred Stock listed in such notice, the other beneficial owner or beneficial owners of any of the shares of the Company’s Common Stock or Preferred Stock listed in such notice, (3) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner and (4) any other person with whom or with which such shareholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert; and (C) a person shall be deemed a “beneficial owner” of, and shall be deemed to “beneficially own” (1) any securities or interest that such person or any of such person’s affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act), directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise and (2) any securities or interest of which such person or any of such person’s affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act) is a “beneficial owner” within the meaning of Rule 13d-3 promulgated under the Exchange Act.

(iii)  Notwithstanding the provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.08 or, as applicable, Section 1.11, of these Bylaws.

(c)         Universal Proxy.

(i) Unless otherwise required by law, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees (including on behalf of a Proposing Person) must provide, in accordance with the applicable timeframe proscribed in this Section 1.09, notice in writing or electronically (with written copy by mail) to the Secretary of the shareholder’s intent to solicit proxies for such director nominees and must comply with the requirements of Rule 14a-19 under the Exchange Act and Sections 1.08, 1.09 and 1.10, as applicable. If a shareholder fails to provide notice pursuant to Rule 14a-19(b) under the Exchange Act in accordance with the timeframe proscribed in this Section 1.09, then the Company will disregard any proxies or votes solicited for the shareholder’s director nominees.

(ii) Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any shareholder (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act, including, as it pertains to timeliness of such notice, in accordance with Section 1.09(c)(i) above, and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2), Rule 14a-19(a)(3) or 14a-19(c) under the Exchange Act or fails to timely provide reasonable evidence sufficient to satisfy the Company that such shareholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence, then the Company shall disregard any proxies or votes solicited for such shareholder’s nominees. If any shareholder provides written notice pursuant to Rule 14a-19(b) under the Exchange Act, including, as it pertains to timeliness of such notice, in accordance with Section 1.09(c)(i) above, such shareholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting of shareholders, reasonable evidence in writing, including its certification, that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act. In addition, any shareholder that provides notice pursuant to Rule 14a-19(b) under the Exchange Act, including, as it pertains to timeliness of such notice, in accordance with Section 1.09(c)(i) above, shall notify the Secretary in writing within two (2) business days of any change in such shareholder’s intent to solicit proxies from the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees or with respect to the names of such shareholder’s nominees, which written notice shall include a certification of such shareholder as to the timeliness of such notice relative to its change in intent.

(iii) Any notice or other information required to be delivered to the Company pursuant to Rule 14a-19 under the Exchange Act must be delivered in writing or electronically (with written copy by mail) to the Secretary at the principal executive offices of the Company.

(iv) Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 1.10         For a nominee of a Proposing Person to be eligible for election as a director of the Company, there must be delivered for such nominee (in accordance with the time periods described for delivery of notice under Section 1.09 or, as applicable, Section 1.11 of these Bylaws) to the Secretary at the principal executive offices of the Company: (1) a completed written questionnaire of such nominee with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request); (2) an executed written representation and agreement of such nominee (in the form provided by the Secretary upon written request) that such nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein or (B) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Company, with such nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company publicly disclosed from time to time; and (3) a conditional resignation in accordance with the Company’s resignation policy in connection with majority voting (the form of which shall be provided by the Secretary upon written request).

Section 1.11         Subject to the terms and conditions set forth in these Bylaws, the Company shall include in its proxy materials for an annual meeting of shareholders the name, together with the Required Information (as defined in paragraph (A) below), of any person properly nominated for election (the “Shareholder Nominee”) to the Board of Directors by a shareholder or group of shareholders that satisfy the requirements of this Section 1.11, including qualifying as an Eligible Shareholder (as defined in paragraph (D) below), and that expressly elects at the time of providing the written notice required by this Section 1.11 (a “Proxy Access Notice”) to have its nominee included in the Company’s proxy materials pursuant to this Section 1.11. For the purposes of this Section 1.11:

(1) “Voting Stock” shall mean outstanding shares of capital stock of the Company entitled to vote generally for the election of directors;

(2) “Constituent Holder” shall mean any shareholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (D) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (D) below) or qualifying as an Eligible Shareholder (as defined in paragraph (D) below);

(3) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(4) a shareholder (and any Constituent Holders) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the shareholder or any Constituent Holder possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the shareholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such shareholder (or any of its affiliates) or such Constituent Holder (or any of its affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such shareholder (or any of its affiliates) or such Constituent Holder (or any of its affiliates) for any purposes or purchased by such shareholder (or any of its affiliates) or such Constituent Holder (or any of its affiliates) pursuant to an agreement to resell or (z) subject to any Short Interest or Derivative Instrument, which interest or instrument has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such shareholder’s (or affiliate’s) or such Constituent Holder’s (or affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder (or affiliate) or such Constituent Holder (or affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than ten percent (10%) of the proportionate value of such index. A shareholder or Constituent Holder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder or Constituent Holder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A shareholder’s ownership or Constituent Holder’s ownership of shares shall be deemed to continue during any period in which such shareholder or Constituent Holder has loaned such shares or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in either case of such loan or delegation is recallable and/or revocable at any time by the shareholder or Constituent Holder, as applicable. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(A)  For purposes of this Section 1.11, the “Required Information” that the Company will include in its proxy statement is (1) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Company determines is required to be disclosed in the Company’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Shareholder so elects, a Statement (as defined in paragraph (F) below). The Company shall also include the name of the Shareholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Company may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the Company with respect to the foregoing.

(B)  To be timely, a shareholder’s Proxy Access Notice must be delivered to the principal executive offices of the Company not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date that the Company mailed its proxy statement for the preceding year’s annual meeting of shareholders. In no event shall any adjournment or postponement of an annual meeting, or the Public Announcement thereof, commence a new time period for the giving of a Proxy Access Notice.

(C)  The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Company’s proxy materials pursuant to this Section 1.11 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Company’s proxy materials with respect to an annual meeting of shareholders shall be the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 1.11 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(1)  the number of such director candidates for which the Company shall have received one (1) or more valid shareholder notices nominating director candidates pursuant to Section 1.08 (but not Section 1.11) of these Bylaws;

(2)  the number of directors in office or director candidates that in either case will be included in the Company’s proxy materials with respect to such annual meeting as an unopposed (by the Company) nominee pursuant to any agreement, arrangement or other understanding with any shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such shareholder or group of shareholders, from the Company), other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms, but only to the extent the Permitted Number after such reduction with respect to this clause (2) equals or exceeds one (1); and

(3)  the number of directors in office that will be included in the Company’s proxy materials with respect to such annual meeting for whom access to the Company’s proxy materials was previously provided pursuant to this Section 1.11, other than any such director referred to in this clause (3) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms;

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.11 exceeds the Permitted Number, each Eligible Shareholder will select one (1) Shareholder Nominee for inclusion in the Company’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Shareholder disclosed as owned in its Proxy Access Notice submitted to the Company. If the Permitted Number is not reached after each Eligible Shareholder has selected one (1) Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(D)  An “Eligible Shareholder” is one (1) or more shareholders of record or of beneficial ownership who own and have owned, or are acting on behalf of one (1) or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Company pursuant to this Section 1.11, and as of the record date for determining shareholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Company and the date of the applicable annual meeting, provided that the aggregate number of shareholders, and, if and to the extent that a shareholder is acting on behalf of one (1) or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two (2) or more collective investment funds that are part of the same family of funds or sponsored by the same employer (a “Qualifying Fund”) shall be treated as one (1) shareholder for the purpose of determining the aggregate number of shareholders in this paragraph (D), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 1.11. No shares may be attributed to more than one (1) group constituting an Eligible Shareholder under this Section 1.11 (and, for the avoidance of doubt, no shareholder may be a member of more than one (1) group constituting an Eligible Shareholder). A record holder acting on behalf of one (1) or more beneficial owners will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (D), for purposes of determining the number of shareholders whose holdings may be considered as part of an Eligible Shareholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to all other applicable requirements being met).

(E)  No later than the final date when a nomination pursuant to this Section 1.11 may be delivered to the Company, an Eligible Shareholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Company:

(1)  the name and address of, and number of shares of Voting Stock owned by, such person;

(2)  one (1) or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Company, such Eligible Shareholder (and each Constituent Holder) owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a)  within five (5) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b)  immediate notice if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of shareholders;

(3)  the information contemplated by Section 1.09(b)(i)(A), (C), and (D) of these Bylaws (with references to a “Proposing Person” therein to include such Eligible Shareholder (including each Constituent Holder));

(4)  a representation that such person:

(a)  acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and does not presently have such intent;

(b)  has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 1.11;

(c)  has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) promulgated under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors;

(d)  will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Company; and

(e)  will provide facts, statements and other information in all communications with the Company and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 1.11;

(5)  in the case of a nomination by an Eligible Shareholder comprised of a group of shareholders that together is such an Eligible Shareholder, the designation by all group members (including Constituent Holders), as evidenced by a written agreement provided to the Company signed by all group members (including Constituent Holders), of one (1) group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(6)  an undertaking that such person agrees to:

(a)  assume all liability stemming from, and indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Company or out of the information that the Eligible Shareholder provided to the Company; and

(b)  file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of shareholders of the Company relating to the annual meeting at which the Shareholder Nominee will be nominated.

In addition, no later than the final date on which a Proxy Access Notice may be submitted under this Section 1.11, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the Secretary of the Company documentation reasonably satisfactory to the Company that demonstrates that the funds included within the Qualifying Fund are either part of the same family of funds or sponsored by the same employer. In order to be considered timely, any information required by this Section 1.11 to be provided to the Company must be supplemented (by delivery to the Secretary of the Company) (1) no later than five (5) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the eighth (8th) day before the annual meeting, to disclose the foregoing information as of the date that is ten (10) days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Shareholder or other person to change or add any proposed Shareholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Company relating to any defect.

(F)  The Eligible Shareholder may provide to the Secretary of the Company, at the time the information required by this Section 1.11 is originally provided, a written statement for inclusion in the Company’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Shareholder’s Shareholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.11, the Company may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(G)  No later than the final date when a nomination pursuant to this Section 1.11 may be delivered to the Company, each Shareholder Nominee must provide the Secretary at the principal executive offices of the Company the completed and signed questionnaire, representation, agreement and majority voting-related conditional resignation required by Section 1.10 of these Bylaws and:

(1)  provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Company reasonably promptly upon written request of a shareholder), that such Shareholder Nominee consents to being named in the Company’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card except as may be required by application of Rule 14a-19 under the Exchange Act) as a nominee and to serving as a director of the Company if elected;

(2)  complete, sign and submit all other questionnaires required of the Company’s directors generally; and

(3)  provide such additional information as necessary to permit the Board of Directors to determine if any of the matters contemplated by paragraph (I) below apply to such Shareholder Nominee or if such nominee has any direct or indirect relationship with the Company or is or has previously been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the Company or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Company relating to any such defect.

(H)  For the avoidance of doubt, any Shareholder Nominee who is included in the Company’s proxy statement for a particular annual meeting of shareholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 1.11 or any other provision of the Company’s Bylaws, Restated Articles or other applicable regulation any time before the annual meeting of shareholders, will not be eligible for election at such annual meeting of shareholders.

(I)  The Company shall not be required to include, pursuant to this Section 1.11, a Shareholder Nominee in its proxy materials for any annual meeting of shareholders, or, if the proxy statement already has been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Company:

(1)  who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Company is listed (or other listing standards applicable to the Company), any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Company’s directors, in each case as determined by the Board of Directors;

(2)  whose service as a member of the Board of Directors would violate or cause the Company to be in violation of these Bylaws, the Restated Articles, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Company is traded (or other such rules and listing standards applicable to the Company), or any applicable law, rule or regulation;

(3)  if the Eligible Shareholder (or any Constituent Holder) or applicable Shareholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 1.11 or any agreement, representation or undertaking required by this Section; or

(4)  if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

For the purposes of this paragraph (I), clauses (1) and (2) and, to the extent related to a breach or failure by the Shareholder Nominee, clause (3) will result in the exclusion from the proxy materials pursuant to this Section 1.11 of the specific Shareholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Shareholder Nominee to be nominated; provided, however, that clause (4) and, to the extent related to a breach or failure by an Eligible Shareholder (or any Constituent Holder), clause (3) will result in the Voting Stock owned by such Eligible Shareholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Shareholder, the exclusion from the proxy materials pursuant to this Section 1.11 of all of the applicable shareholder’s Shareholder Nominees from the applicable annual meeting of shareholders or, if the proxy statement has already been filed, the ineligibility of all of such shareholder’s Shareholder Nominees to be nominated).

ARTICLE II
GENERAL PROVISIONS

Section 2.01         The principal office of the Company shall be in Canonsburg, Pennsylvania, and shall be kept open during business hours every day except Saturdays, Sundays, and legal holidays, unless otherwise ordered by the Board of Directors or the Chief Executive Officer.

Section 2.02         The Company shall have a corporate seal which shall contain within a circle the following words: “Commonwealth of Pennsylvania” and in an inner circle the words “Corporate Seal.”

Section 2.03         The fiscal year of the Company shall begin with January 1 and end with December 31 of the same calendar year.

Section 2.04         The Board of Directors shall fix a time, not more than ninety (90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for any allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares.

ARTICLE III
BOARD OF DIRECTORS

Section 3.01         Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time designate by resolution of the Board of Directors. Notice need not be given of regular meetings of the Board of Directors held at the times and places fixed by resolution of the Board of Directors.

If the Board of Directors shall fail to designate the specific time and place of any regular meeting, such regular meeting shall be held at such time and place as designated by the Chief Executive Officer and, in such case, oral, telegraphic or written notice shall be duly served or sent or mailed by the Secretary to each director not less than five (5) days before the meeting.

Section 3.02         Special meetings may be held at any time upon the call of the Chief Executive Officer, or the President in the absence of the Chief Executive Officer, at such time and place as he or she may deem necessary, or by the Secretary at the request of any two (2) members of the Board of Directors, by oral, telegraphic or written notice duly served or sent or mailed to each director not less than twenty-four (24) hours before the meeting.

Section 3.03         Fifty percent (50%) of the directors at the time in office shall constitute a quorum for the transaction of business. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. A person elected to fill a vacancy in the Board of Directors shall hold office for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy.

Section 3.04         One (1) or more directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present at the meeting.

Section 3.05         The full Board of Directors shall consist of not less than five (5) nor more than fifteen (15) persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office.

Section 3.06         The Board of Directors may elect one (1) of its members as its Chairman and one (1) of its members as its Vice Chair. Such persons may also be officers of the Company. If the Chair so elected is not also the Chief Executive Officer of the Company, he or she shall confer with the Chief Executive Officer as to the content of agendas for such meetings and shall consult with the Chief Executive Officer as to matters affecting or relating to the Board of Directors. The Chair and the Vice Chair so elected shall serve until the first meeting of the Board of Directors following the next annual meeting of the shareholders. The Board of Directors shall also fix the annual rate of compensation to be paid to the Chair and the Vice Chair for serving as such in addition to compensation paid to all non-officer members of the Board of Directors. The Chair shall preside at all meetings of the Board of Directors, preserve order, and regulate debate according to the usual parliamentary rules. In the absence of the Chair, the Vice Chair shall be the presiding officer.

Section 3.07         No director of this Company shall be nominated for reelection as a director at the next annual meeting of shareholders following his or her having served on the Board of Directors for twelve years. In order for any officer to become a nominee for election by the shareholders as a director of the Company, such officer must have submitted to the Board of Directors prior to the time of such officer’s nomination an irrevocable resignation from the Board of Directors to take effect upon the termination of his or her employment as an officer of the Company, which resignation the Board of Directors shall have the discretion to determine whether to accept or reject, without the participation of the director whose resignation is under consideration.

Section 3.08         No director shall be personally liable for monetary damages as such (except to the extent otherwise provided by law) for any action taken, or any failure to take any action, unless such director has breached or failed to perform the duties of his or her office under Title 15, Chapter 17, Subchapter B of the Pennsylvania Consolidated Statutes (or any successor statute relating to directors’ standard of care and justifiable reliance), and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

If the Pennsylvania Consolidated Statutes are amended after November 9, 2018, the date this Section received shareholder approval, to further eliminate or limit the personal liability of directors, then a director shall not be liable, in addition to the circumstances set forth in this Section, to the fullest extent permitted by the Pennsylvania Consolidated Statutes, as so amended.

Section 3.09         (a)  In order for any person to be nominated as a director of the Company, such person must have submitted to the Board of Directors prior to the time of such person’s nomination as a director an irrevocable conditional resignation from the Board of Directors, to take effect upon the occurrence of all of the following conditions: (i) such person stood for election to the Board of Directors at a shareholder meeting where the number of nominees did not exceed the number of directors to be elected; (ii) at such shareholder meeting the votes by the shareholders entitled to vote in the election cast against such person’s reelection (excluding abstentions) exceeded the votes cast for such person’s reelection; and (iii) such resignation having been accepted by the Board of Directors. Not later than ninety (90) days after the certification of an election by shareholders satisfying clauses (i) and (ii), the Board of Directors will decide, after receipt of a recommendation of the Corporate Governance Committee, whether to accept such conditional resignation. The director whose conditional resignation is being considered shall not participate in the recommendation of the Corporate Governance Committee or the decision of the Board of Directors with respect to his or her conditional resignation. If there are not sufficient unaffected members of the Corporate Governance Committee to form a quorum, the unaffected independent directors shall name a committee made up solely of unaffected independent directors to make recommendations to the Board of Directors as to the acceptance of tendered resignation(s). If the number of unaffected independent directors is three (3) or fewer, all directors may participate, with or without the naming of such committee as the directors may deem appropriate, in the decision as to whether to accept the tendered resignations. If the incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.03 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.05 of these Bylaws.

(b)  In considering the question of whether to accept a conditional resignation, the Corporate Governance Committee and the Board of Directors shall be entitled to consider such facts and circumstances as deemed appropriate, including (i) whether the concerns raised by shareholders that led to the votes against can or should be cured, (ii) whether resignation of the director is an appropriate response to the concerns raised by the shareholders, (iii) the director’s historical and anticipated future commitment and contribution to the Board of Directors, (iv) whether the director’s service on the Board of Directors is consistent with applicable regulatory requirements and listing standards, and without limitation (v) other matters in the interests of the Company. The Board of Directors’ explanation of its decision shall be promptly disclosed on Form 8-K furnished to or filed with the Securities and Exchange Commission.

ARTICLE IV
INDEMNIFICATION

Section 4.01         Directors and officers of the Company shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Company or otherwise) arising out of their service to the Company or to another corporation, partnership, joint venture, trust or other enterprise at the request of the Company; provided, however, that the Company shall not indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such director or officer (other than a proceeding to enforce such person’s rights to indemnification under this Article) unless such proceeding (or part thereof) was authorized by the Board of Directors.

Section 4.02         Employees of the Company who are not directors or officers of the Company shall be indemnified as of right in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Company or otherwise) arising out of their service to the Company or to another enterprise at the request of the Company if, as determined by the Company in its sole discretion, such employee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that the Company shall not indemnify an employee in connection with a proceeding (or part thereof) initiated by such employee (other than a proceeding to enforce such person’s rights to indemnification under this Article) unless such proceeding (or part thereof) was authorized by the Board of Directors.

Section 4.03         The Company may indemnify agents of the Company who are not directors, officers or employees of the Company with such scope and effect as determined by the Company.

Section 4.04         As soon as practicable after receipt by any person entitled to indemnification hereunder of actual knowledge of any action, suit or proceeding, such indemnified person shall notify the Company thereof if a claim for indemnification in respect thereof may be or is being made by such indemnified person against the Company under this Article. With respect to any such action, suit or proceeding, the Company will be entitled to participate therein at its own expense and may assume the defense thereof. After the Company notifies the indemnified person of its election to so assume the defense, the Company will not be liable to the indemnified person under this Article for any legal or other expenses subsequently incurred by the indemnified person in connection with the defense. The Company shall not be obligated to indemnify an indemnified person under this Article for any amounts paid in settlement of any action or claim effected without its written consent.

Section 4.05         The Company may purchase and maintain insurance to protect itself and any director, officer, agent or employee against any liability asserted against and incurred by him or her in respect of such service, whether or not the Company would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to persons who have ceased to be directors, officers, agents, and employees and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

Indemnification under this Article shall include the right to be paid expenses incurred in advance of the final disposition of any action, suit or proceeding for which indemnification is provided, upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it ultimately shall be determined that he or she is not entitled to be indemnified by the Company; provided, however, that the indemnified person shall reimburse the Company for any amounts paid by the Company as indemnification of expenses to the extent the indemnified person receives payment for the same expenses from any insurance carrier or from another party. The indemnification rights granted herein are not intended to be exclusive of any other rights to which those seeking indemnification may be entitled and the Company may enter into contractual agreements with any director, officer, agent or employee to provide such individual with indemnification rights as set forth in such agreement or agreements, which rights shall be in addition to the rights set forth in this Section.

The provisions of this Article shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

ARTICLE V
STANDING COMMITTEES

Section 5.01         The Board of Directors shall have authority to appoint an Executive Committee, a Nominating/Corporate Governance Committee, an Audit Committee, a Compensation Committee, a Health, Safety, Sustainability and Environmental Committee, and such other committees as it deems advisable, each to consist of two (2) or more directors, and from time to time to define the duties and fix the number of members of each committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director or directors to act at the meeting in the place of any such absent or disqualified member or members.

ARTICLE VI
OFFICERS

Section 6.01         The principal officers of the Company shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Board of Directors may also choose such other officers, including one (1) or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, one (1) or more Assistant Secretaries and Assistant Treasurers, and one (1) or more persons having such other titles, as it may determine.

Section 6.02         The Board of Directors shall, at the first meeting of the Board of Directors after its election, elect the principal officers of the Company, and may elect additional officers at that or any subsequent meeting. All officers elected by the Board of Directors shall hold office at the pleasure of the Board of Directors.

Section 6.03         At the discretion of the Board of Directors, any two (2) of the offices mentioned in Section 6.01 hereof may be held by the same person except the offices of Chief Executive Officer and Secretary.

Section 6.04         The officers of the Company shall hold office until the next annual meeting of the Board of Directors and until their successors are chosen and qualify in their stead or until their earlier resignation or removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

CHIEF EXECUTIVE OFFICER

Section 6.05         The Chief Executive Officer shall have general and active management of the business of the Company; and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition to any specific powers conferred upon the Chief Executive Officer by these Bylaws, he or she shall have and exercise such further powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors.

PRESIDENT

Section 6.06         The President shall have such duties and powers as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer and shall also be the Chief Operating Officer of the Company. During the absence or inability of the Chief Executive Officer to serve, the President shall have all the powers and perform the duties of the Chief Executive Officer, except as provided in Section 1.03.

SECRETARY

Section 6.07         The Secretary shall attend all meetings of the shareholders and Board of Directors; shall record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors, if so designated by the Board of Directors. The Secretary shall keep in safe custody the seal of the Company and when authorized by the Board of Directors, affix the seal of the Company to any instrument requiring it and, when so affixed, it shall be attested by the signature of the Secretary or by the signature of the Treasurer or an Assistant Secretary. The Secretary shall have custody of all contracts, leases, assignments and all other valuable instruments unless the Board of Directors or the Chief Executive Officer shall otherwise direct. The Secretary shall give, or cause to be given, notice of all annual meetings of the shareholders and any other meetings of the shareholders and, when required, notice of the meetings of the Board of Directors; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

Section 6.08         The Board of Directors may elect one (1) or more Assistant Secretaries who shall perform the duties of the Secretary in the event of the Secretary’s absence or inability to act, as well as such other duties as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time designate.

TREASURER

Section 6.09         The Treasurer shall have charge of all monies and securities belonging to the Company subject to the direction and control of the Board of Directors. The Treasurer shall deposit all monies received by the Company in the name and to the credit of the Company in such bank or other place or places of deposit as the Board of Directors shall designate; and for that purpose the Treasurer shall have power to endorse for collection or payment all checks or other negotiable instruments drawn payable to the Treasurer’s order or to the order of the Company. The Treasurer shall disburse the monies of the Company upon properly drawn checks which shall bear the signature of the Treasurer or of any Assistant Treasurer. The Treasurer may create, from time to time, such special imprest funds as may, in the Treasurer’s discretion, be deemed advisable and necessary, and may open accounts with such bank or banks as may be deemed advisable for the deposit therein of such special imprest funds, and may authorize disbursements therefrom by checks drawn against such accounts by the Treasurer, any Assistant Treasurer or such other employee of the Company as may be designated by the Treasurer from time to time. The Treasurer shall perform such other duties as may be assigned from time to time by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

Section 6.10         No notes or similar obligations shall be made except jointly by the Chief Executive Officer or the Chief Financial Officer and the Treasurer or an Assistant Treasurer, except as otherwise authorized by the Board of Directors.

Section 6.11         The Board of Directors may elect one (1) or more Assistant Treasurers who shall perform the duties of the Treasurer in the event of the Treasurer’s absence or inability to act, as well as such other duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Treasurer may from time to time designate.

VICE PRESIDENTS AND OTHER OFFICERS

Section 6.12         Vice Presidents and other officers shall perform such duties as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer as their positions are established or changed.

GENERAL

Section 6.13         Fidelity bond coverage shall be obtained on such officers and employees of the Company, and of such type and in such amounts as may be deemed proper and advisable.

ARTICLE VII
CERTIFICATED AND UNCERTIFICATED SHARES

Section 7.01         All classes and series of shares of capital stock of the Company, or any part thereof, shall be represented by stock certificates or shall be uncertificated shares, as determined by the Board of Directors, provided, that every shareholder shall be entitled to a share certificate if he or she so requests in the manner prescribed by the Company.

(a)  Shares of capital stock of the Company represented by certificates shall be signed by the Chief Executive Officer, the President or a Vice President, and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the corporate seal of the Company. Said certificates shall be in such form as the Board of Directors may from time to time prescribe.

(b)  Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall send to the registered owner thereof a written notice containing the information otherwise required to be set forth or stated on a stock certificate.

Section 7.02         The Board of Directors may from time to time appoint an incorporated company or companies to act as Transfer Agent and Registrar of shares of the Company, and in the case of the appointment of such Transfer Agent, the officers of the Company may sign and seal stock certificates in blank and place them with the transfer books in the custody and control of such Transfer Agent. If any stock certificate is signed by a Transfer Agent or Registrar, the signature of any such officer and the corporate seal upon any such certificate may be a facsimile, engraved or printed.

Section 7.03         New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions as the Board of Directors may from time to time determine.

ARTICLE VIII
EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

Section 8.01         Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Pennsylvania Business Corporation Law or the Company’s Restated Articles or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be the state and federal courts sitting in the judicial district of the Commonwealth of Pennsylvania, County of Allegheny.

ARTICLE IX
AMENDMENTS

Section 9.01         (a)  The Board of Directors may make, amend and repeal the Bylaws with respect to those matters which are not, by statute, reserved exclusively to the shareholders, subject always to the power of the shareholders to change such action as provided herein.

(b)  Unless otherwise provided by a Bylaw, by the Restated Articles or by law, any Bylaw may be amended, altered or repealed, and new Bylaws may be adopted, by vote of a majority of the directors present at any regular or special meeting duly convened, but only if notice of the specific Sections to be amended, altered, repealed or added is included in the notice of meeting. No provision of the Bylaws shall vest any property or contract right in any shareholder.